Exhibit 99.5

Ener-Core, Inc. Issues Letter to Shareholders

IRVINE, Calif., August 20, 2014 /PRNewswire/ -- ENER-CORE, Inc. (OTCQB: ENCR)

Dear Shareholders,

I've been wishing to provide a public update on the status of Ener-Core's business for quite some time, but have been deeply involved in the negotiations of commercial contracts, as well as on the repurchase of the convertible notes that was announced last week.

I will start this letter by confidently stating that we believe the recent drop in Ener-Core's share price has absolutely no relation to the status and progress of Ener-Core's underlying business. We believe our business fundamentals and the intrinsic value of our business remain intact. To that end, we have been steadfast in our efforts, and I'm pleased to report we have continued to move this business forward, as demonstrated through all of the following milestones:

●	Proven Ener-Core's ability to transform industrial air pollution directly into clean power, through early commercial deployment;

●	Furthered the successful operations of Ener-Core's commercial installation in the Netherlands, which has been the highest priority of the engineering team;

●	Received several more patents for developed intellectual property;

●	Entered the final stages of contract negotiations for two sizable and strategically significant commercial contracts that we currently expect to close by October - the only unexpected event in the deployment of our underlying business is that these contracts have taken a bit more time than we had previously planned to reach maturity;

●	Hired a seasoned CFO with extensive small-cap public company and renewable energy experience; and

●	Repurchased the convertible notes, thereby strengthening our balance sheet.

We continue to believe that Ener-Core's breakthrough technology represents a tremendous financial opportunity for customers and investors as well as carries large implications for our society at large over the years to come. In my humble opinion, disruptive technologies like ours will become the building blocks of this century's future economy. And hence I'm quite proud to be at the helm of the company. Beyond my own continued enthusiasm and firm belief in this business, I'm pleased our talented technology leadership team is as committed as ever. Furthermore, we continue to attract top talents, including our new CFO DJ Carney. All of us have chosen to work at Ener-Core, because we fully comprehend the potential of this technology and are proud to form part of the deployment of this business.

Throughout my entire career, I have had the privilege of being involved with some exciting energy businesses and projects; yet, none of my past challenges have excited me quite as much as Ener-Core.   I believe that our company's realistic potential to make a significant contribution to the energy and environmental sectors is nothing short of magnificent.  I find it truly unfortunate that the unattractive financing instrument that we took on during the last four months drew the market's perception of our company away from its intrinsic potentials. Now with the convertible notes behind us, I trust we can return shareholders' focus on our goals and achievements building the exciting future of this business.

Sincerely,

Alain Castro

Chief Executive Officer

Ener-Core, Inc.

Cautionary Statement Regarding Forward-Looking Statements

Forward-looking statements contained in this press release are made under the Safe Harbor Provision of the Private Securities Litigation Reform Act of 1995. Information provided by Ener-Core, Inc., such as online or printed documents, publications or information available via its website may contain forward-looking statements that involve risks, uncertainties, assumptions, and other factors, which, if they do not materialize or prove correct, could cause its results to differ materially from historical results, or those expressed or implied by such forward-looking statements. All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements, including statements containing the words "planned," "expects," "believes," "strategy," "opportunity," "anticipates," and similar words. These statements may include, among others, plans, strategies, and objectives of management for future operations; any statements regarding proposed new products, services, or developments; any statements regarding future economic conditions or performance; statements of belief; and any statements of assumptions underlying any of the foregoing. The information contained in this release is as of June 24, 2014. Except as otherwise expressly referenced herein, Ener-Core assumes no obligation to update forward-looking statements.

SOURCE Ener-Core, Inc.

For further information: John Heilshorn, LHA, 212-838-3777, JHeilshorn@lhai.com

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